UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Cardinal Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-28780	54-1804471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jacksonville Circle, P.O. Box 215 Floyd, Virginia		24091
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cardinal Bankshares Corporation (the “Company”) held its annual meeting of shareholders on May 22, 2012. At the annual meeting, the Company’s shareholders elected the following persons to serve as directors of the Company for a term that will continue until the 2013 annual meeting: Dr. J. Howard Conduff, Jr., T. Mauyer Gallimore, John Paul Houston, Kevin D. Mitchell, James W. Shortt and G. Harris Warner, Jr.

As of April 5, 2012, the record date for the annual meeting, there were 1,535,733 shares of the Company’s common stock outstanding and entitled to vote at the meeting. At the meeting, there were 1,440,007 shares of common stock present in person or by proxy. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Nominees	Votes FOR

Dr. J. Howard Conduff, Jr.	896,849

T. Mauyer Gallimore	773,420

William R. Gardner, Jr.	665,513

John Paul Houston	759,468

Michael D. Larrowe	648,597

Kevin D. Mitchell	892,600

Ronald Leon Moore	624,049

James W. Shortt	773,420

G. Harris Warner, Jr.	734,985

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL BANKSHARES CORPORATION

Dated: May 24, 2012	By:	/s/ J. Alan Dickerson
J. Alan Dickerson
Chief Financial Officer & Vice-President

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